EXHIBIT 5.1


             [Akin, Gump, Strauss, Hauer & Feld, L.L.P. Letterhead]

                                January 22, 1999


Packaged Ice, Inc.
8572 Katy Freeway, Suite 101
Houston, TX  77024


      Re:   Registration Statement on Form S-1
            File Number 333-60627

Ladies and Gentlemen:

      We have acted as counsel for Packaged Ice, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1, file number 333-60627, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement relates to an underwritten public offering of up to 10,350,000 shares of the Company's common stock, $.01 par value per share ("Common Stock") including 1,350,000 shares of Common Sock that may be sold pursuant to the exercise of an over-allotment option.

      In so acting, we have examined and relied upon (i) the Registration Statement and related Prospectus, the Company's Articles of Incorporation and Bylaws, (ii) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuiness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

      The opinions expressed herein are limited to the corporate laws of the State of Texas and we express no opinion as to the effect on the matters covered by this letter of any other laws.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                               Very truly yours,

                               /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                   AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.